Exhibit 99.1

Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2014

Quarterly net income grows 46 percent on 15 percent revenue increase

PLANO, Texas – Feb. 4, 2015 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights:

•	Total revenue was $127.4 million, up 15.1 percent from $110.7 million for the fourth quarter of 2013. Organic growth was 14.5 percent.

•	Recurring software revenue from maintenance and subscriptions was $79.5 million, an increase of 15.1 percent compared to the fourth quarter of 2013, and comprised 62.4 percent of fourth quarter 2014 revenue.

•	Royalty revenue from Microsoft Dynamics® AX, which is included in software licenses and royalties, was $881,000 compared to $473,000 for the fourth quarter of 2013.

•	Operating income was $24.6 million, an increase of 26.4 percent from $19.5 million for the fourth quarter of 2013.

•	Net income was $15.3 million, or $0.43 per diluted share, up 45.7 percent compared to $10.5 million, or $0.30 per diluted share, for the fourth quarter of 2013.

•	Cash flow from operations was $28.3 million, compared to $7.4 million for the fourth quarter of 2013.

•	Non-GAAP operating income was $30.5 million, up 23.7 percent from $24.7 million for the fourth quarter of 2013.

•	Adjusted EBITDA was $32.4 million, up 24.4 percent compared to $26.0 million for the fourth quarter of 2013.

•	Non-GAAP net income was $19.3 million, or $0.54 per diluted share, up 38.1 percent compared to $14.0 million, or $0.39 per diluted share, for the fourth quarter of 2013.

•	Total backlog reached a new high of $702.0 million at December 31, 2014, up 27.2 percent from $551.7 million at December 31, 2013. Software-related backlog (excluding appraisal services) was $657.3 million, an increase of 23.6 percent compared to $531.8 million at December 31, 2013.

Full Year 2014 Financial Highlights:

•	Total revenue was $493.1 million, up 18.4 percent from $416.6 million in 2013.

•	Recurring software revenue from maintenance and subscriptions was $300.5 million, an increase of 18.5 percent compared to 2013, and comprised 60.9 percent of 2014 revenue.

•	Royalty revenue from Microsoft Dynamics AX was $3.0 million compared to $3.1 million in 2013.

•	Operating income was $94.8 million, an increase of 41.3 percent from $67.1 million in 2013.

Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2014

Feb. 4, 2015

•	Net income was $58.9 million, or $1.66 per diluted share, up 50.7 percent compared to $39.1 million, or $1.13 per diluted share, in 2013.

•	Cash flow from operations was $123.4 million, compared to $66.1 million in 2013.

•	Non-GAAP operating income was $116.6 million, up 35.0 percent from $86.4 million in 2013.

•	Adjusted EBITDA was $124.3 million, up 35.2 percent compared to $91.9 million in 2013.

•	Non-GAAP net income was $74.0 million, or $2.09 per diluted share, up 41.5 percent compared to $52.3 million, or $1.51 per diluted share, in 2013.

Tyler also announced that its contractual research and development (R&D) commitment to develop public sector functionality for Microsoft Dynamics AX expires with the release of Dynamics AX 7. Tyler does not anticipate continuing its R&D commitment, although it will continue to provide sustained engineering and technical support for the public sector functionality within Dynamics AX. Tyler further expects that license and maintenance royalties for all applicable domestic and international sales of Dynamics AX to public sector entities will continue under the terms of the contract.

“Our fourth-quarter results provided a strong finish to a year of exceptional performance for Tyler,” said John S. Marr Jr., Tyler’s president and chief executive officer. “Revenues for the quarter grew by more than 15 percent, and despite onboarding expenses associated with significant additions to our headcount during the year, we still expanded our non-GAAP operating margin by 160 basis points for the fourth quarter, and almost 300 basis points for the full year.

“Our team of professionals continues to execute at a high level and our competitive position and win rates remain very strong. This was reflected in our fourth-quarter bookings and backlog, which each grew more than 27 percent year-over-year. SaaS bookings were robust in the fourth quarter, as total new SaaS contract values achieved a new quarterly high of $31.0 million, including our largest single SaaS contract to date. For the full year, SaaS bookings rose 37 percent to $72.7 million.

“We move into 2015 with a very positive outlook, supported by the visibility provided by our recurring revenues, high backlog level and an active new business pipeline. We look forward to expanding our market-leading position and building on Tyler’s 2014 successes in the coming year,” continued Mr. Marr.

Guidance for 2015

As of February 4, 2015, Tyler Technologies is providing the following guidance for the full year 2015:

•	Total revenues are expected to be in the range of $567 million to $575 million.

•	Diluted earnings per share are expected to be approximately $1.91 to $1.99.

•	Non-GAAP diluted earnings per share are expected to be approximately $2.44 to $2.52.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $19.5 million to $20.0 million.

•	The effective tax rate is expected to be between approximately 37.5 percent and 38.5 percent.

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2014

Feb. 4, 2015

•	Capital expenditures are expected to be between $13.5 million and $14.5 million, and total depreciation and amortization expense is expected to be between $15.5 million and $16.5 million, including approximately $6.5 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 5, at 10:00 a.m. EST to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10058748. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on February 5, 2015.

Participants who do not wish to pre-register for the call may dial in using 877-270-2148 (U.S. callers) or 412-902-6510 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through February 12, 2015. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10058748.

The live webcast and archived replay can also be accessed at www.tylertech.com.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 11,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes named Tyler one of “America’s Best Small Companies” eight times and the company has been included four times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations. We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period.

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Tyler Technologies Reports Earnings

For Fourth Quarter and Fiscal 2014

Feb. 4, 2015

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

(972) 713-3720

brian.miller@tylertech.com

15-09

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Software licenses and royalties	$12,524	$11,426	$49,065	$40,841
Subscriptions	23,713	19,314	87,848	61,864
Software services	28,227	23,861	113,821	93,267
Maintenance	55,792	49,740	212,696	191,720
Appraisal services	5,705	4,971	21,802	20,825
Hardware and other	1,479	1,423	7,869	8,126

Total revenues	127,440	110,735	493,101	416,643

Cost of revenues:
Software licenses and royalties	461	676	1,900	2,377
Acquired software	485	493	1,858	2,078
Software services, maintenance and subscriptions	61,662	52,616	236,363	199,617
Appraisal services	3,544	3,232	14,284	13,809
Hardware and other	797	951	5,325	5,559

Total cost of revenues	66,949	57,968	259,730	223,440

Gross profit	60,491	52,767	233,371	193,203

Selling, general and administrative expenses	28,130	26,091	108,260	98,289
Research and development expense	6,615	6,095	25,743	23,269
Amortization of customer and trade name intangibles	1,153	1,129	4,546	4,517

Operating income	24,593	19,452	94,822	67,128
Other (income) expense, net	(167)	390	355	1,309

Income before income taxes	24,760	19,062	94,467	65,819
Income tax provision	9,443	8,550	35,527	26,718

Net income	$15,317	$10,512	$58,940	$39,101

Earnings per common share:
Basic	$0.46	$0.32	$1.79	$1.23

Diluted	$0.43	$0.30	$1.66	$1.13

Weighted average common shares outstanding:
Basic	33,275	32,498	33,011	31,891
Diluted	35,661	35,348	35,401	34,590

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$60,491	$52,767	$233,371	$193,203
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	582	422	2,177	1,509
Add: Amortization of acquired software	485	493	1,858	2,078

Non-GAAP gross profit	$61,558	$53,682	$237,406	$196,790

Non-GAAP gross margin	48.3%	48.5%	48.1%	47.2%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$24,593	$19,452	$94,822	$67,128
Non-GAAP adjustments:
Add: Share-based compensation expense	3,932	3,114	14,819	11,653
Add: Employer portion of payroll tax related to employee stock transactions	346	472	514	982
Add: Amortization of acquired software	485	493	1,858	2,078
Add: Amortization of customer and trade name intangibles	1,153	1,129	4,546	4,517

Non-GAAP adjustments subtotal	$5,916	$5,208	$21,737	$19,230

Non-GAAP operating income	$30,509	$24,660	$116,559	$86,358

Non-GAAP operating margin	23.9%	22.3%	23.6%	20.7%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$15,317	$10,512	$58,940	$39,101
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	5,916	5,208	21,737	19,230
Less: Tax impact related to non-GAAP adjustments	(1,972)	(1,770)	(6,658)	(6,014)

Non-GAAP net income	$19,261	$13,950	$74,019	$52,317

Non-GAAP earnings per diluted share	$0.54	$0.39	$2.09	$1.51

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$582	$422	$2,177	$1,509
Selling, general and administrative expenses	3,350	2,692	12,642	10,144

Total share-based compensation expense	$3,932	$3,114	$14,819	$11,653

Reconciliation of adjusted EBITDA
GAAP net income	$15,317	$10,512	$58,940	$39,101
Amortization of customer and trade name intangibles	1,153	1,129	4,546	4,517
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	2,518	2,564	10,061	9,269
Interest expense included in other expense, net	12	149	374	685
Income tax provision	9,443	8,550	35,527	26,718

EBITDA	$28,443	$22,904	$109,448	$80,290

Share-based compensation expense	3,932	3,114	14,819	11,653

Adjusted EBITDA	$32,375	$26,018	$124,267	$91,943

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$206,167	$78,876
Accounts receivable, net	112,660	106,570
Other current assets	18,209	24,030
Deferred income taxes	9,674	7,759

Total current assets	346,710	217,235

Accounts receivable, long-term portion	1,761	588
Property and equipment, net	65,910	64,844

Other assets:
Goodwill and other intangibles, net	158,864	159,997
Other	737	1,824

Total assets	$573,982	$444,488

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$43,627	$35,372
Deferred revenue	189,212	156,738

Total current liabilities	232,839	192,110

Deferred income taxes	4,170	6,059
Shareholders’ equity	336,973	246,319

Total liabilities and shareholders’ equity	$573,982	$444,488

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$15,317	$10,512	$58,940	$39,101
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	3,669	3,693	14,605	13,786
Share-based compensation expense	3,932	3,114	14,819	11,653
Provision for losses-accounts receivable	1,897	729	1,897	729
Excess tax benefit from exercise of share-based arrangements	(12,685)	(15,007)	(19,402)	(28,207)
Deferred income taxes	(3,804)	(417)	(3,804)	(1,497)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	19,980	4,765	56,382	30,525

Net cash provided by operating activities	28,306	7,389	123,437	66,090

Cash flows from investing activities:
Proceeds from sales of investments	—	1,040	808	1,090
Cost of acquisitions, net of cash acquired	—	—	(3,242)	(181)
Additions to property and equipment	(1,306)	(6,596)	(9,343)	(26,858)
Decrease in other	3	20	222	291

Net cash used by investing activities	(1,303)	(5,536)	(11,555)	(25,658)

Cash flows from financing activities:
Purchase of treasury shares	—	—	(22,817)	—
Contributions from employee stock purchase plan	1,107	1,007	4,144	3,542
Proceeds from exercise of stock options	7,941	8,888	14,680	18,289
Decrease in net borrowings on revolving line of credit	—	—	—	(18,000)
Excess tax benefit from exercises of share-based arrangements	12,685	15,007	19,402	28,207

Net cash provided by financing activities	21,733	24,902	15,409	32,038

Net increase in cash and cash equivalents	48,736	26,755	127,291	72,470
Cash and cash equivalents at beginning of period	157,431	52,121	78,876	6,406

Cash and cash equivalents at end of period	$206,167	$78,876	$206,167	$78,876